                                 EXHIBIT 21

                        Subsidiaries of the Registrant

Parent
------

HFB Financial Corporation

                                            State or Other
                                            Jurisdiction of          Percentage
Subsidiaries (1)                             Incorporation           Ownership
----------------                             -------------           ---------

Home Federal Bank, Federal Savings Bank       United States             100%


Subsidiary of Home Federal Bank, Federal Savings Bank
-----------------------------------------------------

Home Service Corporation                       Kentucky                 100%

________________
(1) The assets, liabilities and operations of the subsidiary are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.